UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 2, 2007
CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-32162	80-0067704
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

50 Rockefeller Plaza
New York, NY	10020
(Address of principal executive offices)	(Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 2, 2007, Trevor P. Bond resigned as a director of Corporate Property Associates 16 — Global Incorporated (the “registrant”). Also on April 2, 2007, Marshall E. Blume, age 65, was appointed to the Board of Directors of the registrant. Dr. Blume will serve as an independent director on the Audit Committee of the Board of Directors of the registrant.
Dr. Blume is the Howard Butcher III Professor of Financial Management at the Wharton School of the University of Pennsylvania and Director of the Rodney L. White Center for Financial Research, also at the Wharton School. He is a partner in Prudent Management Associates, a registered investment advisory firm. He is currently a member of the Board of Managers of the Measey Foundation, which is dedicated to the support of medical education in the Philadelphia area. He is a member of the following: the S&P Academic Advisor Board, the Finance Committee of the Rosemont School of the Holy Child, the Shadow Financial Regulatory Committee, and the Financial Economist Roundtable. He is an Associate Editor of the following journals: Journal of Fixed Income, Pensions, and the Journal of Portfolio Management. He is a past trustee of Trinity College (Hartford) and the Rosemont School and a past managing editor of the Journal of Finance, the official publication of the American Finance Association. He has written over 75 academic articles and books. He received his MBA and Ph.D. from the University of Chicago and his S.B. from Trinity College.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 4, 2007	Corporate Property Associates 16 — Global Incorporated
	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary